                                                                    EXHIBIT 4.22
                                                                  CONFORMED COPY
                                THIRD AMENDMENT
     THIRD AMENDMENT, dated as of December 15, 1993 (this "AMENDMENT"), among FLAGSTAR CORPORATION, a Delaware corporation formerly known as TW Services, Inc. ("FLAGSTAR"), TWS FUNDING, INC., a Delaware corporation ("FUNDING"), and each financial institution executing this Amendment as a "Lender" (each, a "LENDER"). PRELIMINARY STATEMENTS:
     1. Flagstar, Funding, the Lenders and the Co-Agents and Managing Agent referred to therein have entered into a Credit Agreement dated as of October 26, 1992 (as amended to date, the "CREDIT AGREEMENT"; the terms defined therein being used herein as therein defined unless otherwise defined herein).
     2. Flagstar proposes to sell up to 150 company-operated restaurants to third-party operators that would become Denny's franchisees and use up to $50,000,000 of the proceeds to build or acquire new Denny's restaurants and to refurbish existing Denny's restaurants in its core market areas. It has therefore requested that the Credit Agreement be amended to permit such disposals and the retention of up to $50,000,000 of the proceeds thereof.
     3. A Subsidiary of Flagstar proposes to purchase from a franchisee certain El Pollo Loco restaurants and related assets for an amount of cash and Debt not to exceed $25,600,000. Flagstar has requested that the purchase of such restaurants be excluded from the limitations on Investments and Capital Expenditures as set forth in the Credit Agreement.
     4. Flagstar has been informed that FCI proposes to exchange its $2.25 Series A Cumulative Convertible Exchangeable Preferred Stock for subordinated Debt. Flagstar has requested that the exchange of such Preferred Stock be excluded from the Events of Default.
     5. Flagstar proposes to enter into Hedge Agreements as permitted by Section 5.02(b)(i)(D) of the Credit Agreement and has requested that the limitation on prepayments of Debt and the Events of Default be amended to permit payments under Hedge Agreements that terminate in accordance with their terms.
     6. The Lenders have expressed their willingness to grant Flagstar's request to amend the Credit Agreement on the terms and conditions set forth below.
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:
     SECTION 1. AMENDMENTS TO CREDIT AGREEMENT. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:
          (a) Section 1.01 is amended to add the following definition, in appropriate alphabetical order:
             "EL POLLO LOCO ACQUISITION AGREEMENT" means the Asset Purchase and Franchise Termination Agreement and Escrow Instructions dated November 23, 1993 between El Pollo Loco, Inc., a Delaware corporation, and Alanza Corporation, a California corporation, and the transactions contemplated thereby pursuant to which El Pollo Loco, Inc. will purchase up to fifteen El Pollo Loco restaurants and related assets from Alanza Corporation and its affiliate for an amount of cash and Debt not to exceed $25,600,000.
          (b) Section 5.02(c) is amended by deleting the word "and" at the end of Clause (D) thereof, substituting a semicolon followed by the word "and" for the period at the end of clause (E) thereof and adding a new clause (F) to read in full as follows:
             "(F) additional operating leases and Capitalized Leases entered into pursuant to the transactions contemplated by the El Pollo Loco Acquisition Agreement."
          (c) Section 5.02(e) is amended by deleting the word "and" at the end of clause (v) thereof, substituting a semicolon followed by the word "and" for the period at the end of clause (vi) thereof and adding a new clause
     (vii) to read in full as follows:
                                       1

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             "(vii) dispositions from time to time of all or any portion of the assets constituting any of the restaurants of Denny's Holdings, Inc. and its Subsidiaries for a consideration determined by the board of directors of the Subsidiaries that own such assets (which board of directors shall include members of senior management of Flagstar) to be equal to the fair market value of the assets disposed of; PROVIDED THAT the excess of aggregate Net Cash Proceeds of such dispositions over $50,000,000 are used to prepay Advances in accordance with Section 2.05."
          (d) Section 5.02(n)(i) is amended by deleting the word "and" immediately preceding the designation "(E)", substituting a comma therefor and adding at the end of clause (E) after the words "or (b)(iii)(F)" the following:
             "and (F) payments required in respect of Hedge Agreements (as scheduled payments, payments upon termination or otherwise),"
          (e) The first parenthetical clause of the second proviso of Section 5.04(d) is amended in full as follows:
             "(other than (a) Investments made, incurred or assumed in connection with the El Pollo Loco Acquisition Agreement in an aggregate amount of not more than $25,600,000 and (b) Investments made, incurred or assumed in an aggregate amount from October 26, 1992 of $50,000,000, in each case including, without limitation, the aggregate principal amount of Debt incurred or assumed in connection therewith)".
          (f) Section 6.01(f) is amended by (i) deleting the phrase "Hedge Agreement having a notional amount of at least $20,000,000 or in respect of any other", (ii) deleting the phrase "such Hedge Agreement or such other" in both places where it appears, (iii) deleting the phrase "to terminate, or permit the termination of, such Hedge Agreement, or", (iv) deleting the phrase "maturity of such other Debt or any such other Debt" and substituting therefor the phrase "maturity of such Debt or such Debt" and
     (v) inserting the parenthetical "(other than Debt described in clause (h) of the definition of such term)" immediately after the word "Debt" in each place where it appears.
          (g) Section 6.01(p) is amended by deleting the word "and" immediately before the designation "(iv)", substituting a comma therefor and adding the following words to the end of clause (iv):
             "and (v) Debt of FCI incurred pursuant to the exchange of FCI's $2.25 Series A Cumulative Convertible Exchangeable Preferred Stock for 9% Convertible Subordinated Debentures due July 15, 2017 in a principal amount equal to $25.00 per share of Preferred Stock so exchanged, in accordance with the terms and conditions of such Preferred Stock; or"
          (h) Section 6.01 is amended by adding a new subsection "(q)" to read as follows:
             "(q) any Loan Party or any of its Subsidiaries shall fail to pay any amount payable in respect of any Hedge Agreement having a notional amount of at least $20,000,000 when the same becomes due and payable (whether by scheduled payment, termination or otherwise), and such failure shall continue after the applicable grace period, if any, specified in such Hedge Agreement;".
     SECTION 2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective when, and only when (a) the Managing Agent shall have received counterparts of this Amendment executed by Flagstar, Funding and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Managing Agent that such Lenders have executed this Amendment, (b) the Managing Agent shall have received the Consent attached hereto, signed by each Subsidiary of Flagstar, (c) each of the representations and warranties set forth in Section 3 hereof shall be true and the Managing Agent shall have received a certificate of a duly authorized officer of Flagstar to that effect and (d) Flagstar shall have paid to the Managing Agent in accordance with Section 2.10 of the Credit Agreement and for the account of each Lender that executes this Amendment, an amendment fee equal to 0.1% of the aggregate amount of such Lender's Commitments (other than the Letter of Credit Commitments).
     SECTION 3. REPRESENTATIONS AND WARRANTIES.
     Flagstar represents and warrants as follows:
          (a) The execution, delivery and performance by each Loan Party of this Amendment and the Credit Agreement, as amended hereby, and the consummation of the transactions contemplated hereby and thereby are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Loan Party's charter or by-laws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934, as amended), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the
                                       2

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     Federal Reserve System, as in effect from time to time), order, writ, judgment, injunction, decree, determination or award applicable to any Loan Party, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien (other than Liens created by or permitted under the Loan Documents) upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries except, as to (ii) and (iii) above, as would not, and would not be reasonably likely to, have a Material Adverse Effect.
          (b) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment or the Credit Agreement, as amended hereby, or for the consummation of the transactions contemplated hereby and thereby, except where the failure to obtain, take, give or make such authorizations, approvals, actions, notices or filings would not, and would not be reasonably likely to, have a Material Adverse Effect.
          (c) This Amendment and the Consent have been duly executed and delivered by each Loan Party party thereto. Assuming that (i) this Amendment is duly executed and delivered by, and is within the power and authority of, the Required Lenders and (ii) the Credit Agreement has been duly executed and delivered by, and is within the power and authority of the Managing Agent, the Co-Agents and the Lenders, this Amendment and the Credit Agreement, as amended hereby, are the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law).
     SECTION 4. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. (a) Upon the effectiveness hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the Credit Agreement, "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.
     (b) Except as specifically amended above, the Credit Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Co-Agent or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.
     SECTION 5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.
     SECTION 6. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
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
                                   BORROWERS
                                         FLAGSTAR CORPORATION
                                         By /s/           A. RAY BIGGS
                                            TITLE: SR. VICE PRESIDENT
                                         TWS FUNDING, INC.
                                         By /s/         KARL H. SEDLARZ
                                            TITLE: TREASURER
                                    LENDERS
                                         CITIBANK, N.A.
                                         By /s/    NICHOLAS J. CAMPBELL, JR.
                                            TITLE: VICE PRESIDENT
                                         THE BANK OF NOVA SCOTIA
                                         By /s/         J. ALAN EDWARDS
                                            TITLE: VICE PRESIDENT
                                         BANKERS TRUST COMPANY
                                         By /s/          MARY JO JOLLY
                                            TITLE: ASSISTANT VICE PRESIDENT
                                         THE CHASE MANHATTAN BANK, N.A.
                                         By /s/        DAVID B. TOWNSEND
                                            TITLE: MANAGING DIRECTOR
                                         CHEMICAL BANK
                                         By /s/       WILLIAM P. RINDFUSS
                                            TITLE: VICE PRESIDENT
                                         EATON VANCE PRIME RATE RESERVES
                                         By /s/        Michael J. Cannon
                                            TITLE: VICE PRESIDENT
                                         GIROCREDIT BANK
                                         By
                                            TITLE:
                                         KEYPORT LIFE INSURANCE COMPANY
                                         By: CHANCELLOR SENIOR SECURED
                                             MANAGEMENT, INC. as Portfolio
                                             Advisor
                                         By /s/      CHRISTOPHER E. JANSEN
                                            TITLE: VICE PRESIDENT
                                       4

                                         LEHMAN COMMERCIAL PAPER
                                         By
                                            TITLE:
                                         THE LONG-TERM CREDIT BANK OF JAPAN,
                                         LTD. --
                                         NEW YORK BRANCH
                                         By /s/          SHUNKO UCHIDA
                                            TITLE: VICE PRESIDENT
                                         MC INTERNATIONAL INVESTMENT LTD.
                                         By /s/           YUJI KOMIYA
                                            TITLE: PRESIDENT
                                         MERRILL LYNCH PRIME FUND
                                         BY
                                            TITLE:
                                         MERRILL LYNCH PRIME RATE PORTFOLIO
                                         By
                                            Title:
                                         THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION
                                         By /s/      PATRICIA LORET DE MOLA
                                            TITLE: SENIOR VICE PRESIDENT
                                         MITSUI LEASING (U.S.A.) INC.
                                         By /s/         TOSHIAKI NAGANO
                                            TITLE: EXECUTIVE VICE PRESIDENT
                                         NATIONSBANK OF NORTH CAROLINA, N.A.
                                         By /s/         CYNTHIA A. GRIM
                                            TITLE: SENIOR VICE PRESIDENT
                                         THE NIPPON CREDIT BANK, LTD.
                                         By /s/           HIDEAKI MORI
                                            TITLE: VICE PRESIDENT AND MANAGER
                                         PILGRIM PRIME RATE TRUST
                                         By /s/        KATHLEEN LENARCIC
                                            TITLE: SENIOR CREDIT ANALYST
                                         PROSPECT STREET SENIOR PORTFOLIO, L.P.
                                         By: PROSPECT STREET SENIOR LOAN CORP.,
                                             as Managing General Partner
                                         By /s/         DANA E. ERIKSON
                                            TITLE: ASSISTANT VICE PRESIDENT
                                       5

                                         PROVIDENT BANK
                                         By
                                            TITLE:
                                         RESTRUCTURED OBLIGATIONS BACKED BY
                                         SENIOR ASSETS, B.V. (ROSA)
                                         By: CHANCELLOR SENIOR SECURED
                                             MANAGEMENT, INC. as Portfolio
                                             Advisor
                                         By /s/      CHRISTOPHER E. JANSEN
                                            TITLE: VICE PRESIDENT
                                         RYOSHIN LEASING (USA) INC.
                                         By /s/           S. MATSUMURA
                                            TITLE: PRESIDENT
                                         THE SAKURA BANK, LTD.
                                         By
                                            TITLE:
                                         STICHTING RESTRUCTURED OBLIGATIONS
                                         BACKED BY SENIOR ASSETS 2 (ROSA 2)
                                         By: CHANCELLOR SENIOR SECURED
                                             MANAGEMENT, INC. as Portfolio
                                             Advisor
                                         By /s/      CHRISTOPHER E. JANSEN
                                            TITLE: VICE PRESIDENT
                                         SENIOR HIGH INCOME PORTFOLIO
                                         By
                                            TITLE:
                                         SENIOR HIGH INCOME PORTFOLIO II, INC.
                                         By
                                            TITLE:
                                         SUN LIFE INSURANCE COMPANY OF AMERICA
                                         By /s/          LYNN A. HOPTON
                                            TITLE: DIRECTOR, CORPORATE FINANCE,
                                            SUNAMERICA INVESTMENTS, INC.
                                         UNION BANK OF FINLAND
                                         By
                                         TITLE:
                                         VAN KAMPEN MERRITT PRIME RATE INCOME
                                         TRUST
                                         By /s/        JEFFREY W. MAILLET
                                            TITLE: VICE PRESIDENT
                                       6

                                    CONSENT
                         DATED AS OF DECEMBER 15, 1993.
     The undersigned, each a Guarantor under the Amended and Restated Guaranty dated as of November 16, 1992 (as amended to date, the "GUARANTY") and a Grantor under the Amended and Restated Security Agreement dated as of November 16, 1992 (as amended to date, the "SECURITY AGREEMENT") in favor of the Managing Agent for the Lenders parties to the Credit Agreement referred to in the foregoing Third Amendment, hereby consents to the said Third Amendment and hereby confirms and agrees that (i) each of the Guaranty and the Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, upon the effectiveness of, and on and after the date of, the said Third Amendment, each reference in each of the Guaranty and the Security Agreement to the Loan Documents or any thereof, "thereunder", "thereof" or words of like import shall mean and be a reference to the Loan Documents or such Loan Document as amended by the said Third Amendment and (ii) the Security Agreement and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Obligations (as defined therein).
     SUBSIDIARIES
                            SIGNIFICANT SUBSIDIARIES
     CANTEEN HOLDINGS, INC.
     DENNY'S HOLDINGS, INC.
     SPARTAN HOLDINGS, INC.
By /s/ MICHAEL T. TOKARZ
   PRESIDENT OR VICE PRESIDENT OF EACH OF THE
    CORPORATIONS LISTED ABOVE
                                       7

                             CANTEEN SUBSIDIARY GROUP
   ACE FOODS, INC.
   AUTOMATIC CIGARETTE SERVICE COMPANY
   AUTOMATIC MERCHANTS, INC.
   BATON ROUGE CIGARETTE SERVICE, INC.
   CANTEEN CORPORATION
   CANTEEN MANAGEMENT SERVICES, INC.
   CANTEEN SERVICE, INC.
   CIGARETTE SERVICE CO., INC.
   CONSOLIDATED COIN CATERERS CORPORATION
   5111 W. LEXINGTON BUILDING CORPORATION
   IM VENDING, INC.
   IM PARKS, INC.
   IM STADIUM, INC.
   NEW ORLEANS CIGARETTE SERVICE CORPORATION
   THE OAK ROOM, INC.
   QUAD COUNTY CANTEEN SERVICE COMPANY
   TW RECREATIONAL SERVICES, INC.
   UNITED FOOD MANAGEMENT SERVICES, INC. N.Y.
   VOLUME SERVICES, INC. (A KANSAS CORPORATION)
   VOLUME SERVICES, INC. (A DELAWARE CORPORATION)
   By /s/ KARL H. SEDLARZ
      VICE PRESIDENT OR TREASURER OF EACH OF THE
       CORPORATIONS LISTED ABOVE
                                       8

                            DENNY'S SUBSIDIARY GROUP
BUTLER-JEZAK, INC.
CB DEVELOPMENT #3, INC.
CB DEVELOPMENT #4, INC.
CB DEVELOPMENT #6, INC.
CB DEVELOPMENT #8, INC.
C-B-R DEVELOPMENT CO., INC.
DANNY'S DO NUTS #3, INC.
DANNY'S DO NUTS #10, INC.
DANNY'S DO NUTS #15, INC.
DENNY'S, INC.
DENNY'S MANAGEMENT, INC.
DENNY'S REALTY, INC.
DFC TRUCKING CO.
EAVES PACKING COMPANY, INC.
EL POLLO LOCO, INC.
HAROLD BUTLER ENTERPRISES #5, INC.
HAROLD BUTLER ENTERPRISES #13, INC.
HAROLD BUTLER ENTERPRISES #17, INC.
HAROLD BUTLER ENTERPRISES #20, INC.
HAROLD BUTLER ENTERPRISES #45, INC.
HAROLD BUTLER ENTERPRISES #53, INC.
HAROLD BUTLER ENTERPRISES #55, INC.
HAROLD BUTLER ENTERPRISES #58, INC.
HAROLD BUTLER ENTERPRISES #59, INC.
HAROLD BUTLER ENTERPRISES #72, INC.
HAROLD BUTLER ENTERPRISES #74, INC.
HAROLD BUTLER ENTERPRISES #75, INC.
HAROLD BUTLER ENTERPRISES #84, INC.
HAROLD BUTLER ENTERPRISES #88, INC.
HAROLD BUTLER ENTERPRISES #91, INC.
HAROLD BUTLER ENTERPRISES #94, INC.
HAROLD BUTLER ENTERPRISES #98, INC.
HAROLD BUTLER ENTERPRISES #101, INC.
By /s/ ROBERT L. WYNN
   PRESIDENT OR VICE PRESIDENT OF EACH OF THE
    CORPORATIONS LISTED ABOVE
DENNY'S RESTAURANTS OF IDAHO, INC.
By /s/ ROBERT L. WYNN
   TITLE: ASSISTANT TREASURER
                                       9

HAROLD BUTLER ENTERPRISES #102, INC.
HAROLD BUTLER ENTERPRISES #103, INC.
HAROLD BUTLER ENTERPRISES #105, INC.
HAROLD BUTLER ENTERPRISES #108, INC.
HAROLD BUTLER ENTERPRISES #111, INC.
HAROLD BUTLER ENTERPRISES #113, INC.
HAROLD BUTLER ENTERPRISES #120, INC.
HAROLD BUTLER ENTERPRISES #122, INC.
HAROLD BUTLER ENTERPRISES #123, INC.
HAROLD BUTLER ENTERPRISES #130, INC.
HAROLD BUTLER ENTERPRISES #139, INC.
HAROLD BUTLER ENTERPRISES #147, INC.
HAROLD BUTLER ENTERPRISES #157, INC.
HAROLD BUTLER ENTERPRISES #158, INC.
HAROLD BUTLER ENTERPRISES #173, INC.
HAROLD BUTLER ENTERPRISES #181, INC.
HAROLD BUTLER ENTERPRISES #186, INC.
HAROLD BUTLER ENTERPRISES #194, INC.
HAROLD BUTLER ENTERPRISES #204, INC.
HAROLD BUTLER ENTERPRISES #211, INC.
HAROLD BUTLER ENTERPRISES #215, INC.
HAROLD BUTLER ENTERPRISES #222, INC.
HAROLD BUTLER ENTERPRISES #224, INC.
HAROLD BUTLER ENTERPRISES #235, INC.
HAROLD BUTLER ENTERPRISES #250, INC.
HAROLD BUTLER ENTERPRISES #254, INC.
HAROLD BUTLER ENTERPRISES #255, INC.
HAROLD BUTLER ENTERPRISES #259, INC.
HAROLD BUTLER ENTERPRISES #262, INC.
HAROLD BUTLER ENTERPRISES #267, INC.
HAROLD BUTLER ENTERPRISES #269, INC.
HAROLD BUTLER ENTERPRISES #270, INC.
HAROLD BUTLER ENTERPRISES #272, INC.
HAROLD BUTLER ENTERPRISES #273, INC.
HAROLD BUTLER ENTERPRISES #287, INC.
HAROLD BUTLER ENTERPRISES #289, INC.
                                       10

HAROLD BUTLER ENTERPRISES #292, INC.
HAROLD BUTLER ENTERPRISES #303, INC.
HAROLD BUTLER ENTERPRISES #304, INC.
HAROLD BUTLER ENTERPRISES #306, INC.
HAROLD BUTLER ENTERPRISES #308, INC.
HAROLD BUTLER ENTERPRISES #314, INC.
HAROLD BUTLER ENTERPRISES #328, INC.
By /s/ ROBERT L. WYNN
   PRESIDENT OR VICE PRESIDENT OF EACH OF THE
    CORPORATIONS LISTED ABOVE
                                       11

HAROLD BUTLER ENTERPRISES #331, INC.
HAROLD BUTLER ENTERPRISES #332, INC.
HAROLD BUTLER ENTERPRISES #335, INC.
HAROLD BUTLER ENTERPRISES #340, INC.
HAROLD BUTLER ENTERPRISES #351, INC.
HAROLD BUTLER ENTERPRISES #360, INC.
HAROLD BUTLER ENTERPRISES #361, INC.
HAROLD BUTLER ENTERPRISES #362, INC.
HAROLD BUTLER ENTERPRISES #372, INC.
HAROLD BUTLER ENTERPRISES #383, INC.
HAROLD BUTLER ENTERPRISES #386, INC.
HAROLD BUTLER ENTERPRISES #406, INC.
HAROLD BUTLER ENTERPRISES #408, INC.
HAROLD BUTLER ENTERPRISES #418, INC.
HAROLD BUTLER ENTERPRISES #429, INC.
HAROLD BUTLER ENTERPRISES #435, INC.
HAROLD BUTLER ENTERPRISES #451, INC.
HAROLD BUTLER ENTERPRISES #452, INC.
HAROLD BUTLER ENTERPRISES #477, INC.
HAROLD BUTLER ENTERPRISES #479, INC.
HAROLD BUTLER ENTERPRISES #482, INC.
HAROLD BUTLER ENTERPRISES #505, INC.
HAROLD BUTLER ENTERPRISES #508, INC.
HAROLD BUTLER ENTERPRISES #531, INC.
HAROLD BUTLER ENTERPRISES #532, INC.
HAROLD BUTLER ENTERPRISES #545, INC.
HAROLD BUTLER ENTERPRISES #546, INC.
HAROLD BUTLER ENTERPRISES #553, INC.
HAROLD BUTLER ENTERPRISES #571, INC.
HAROLD BUTLER ENTERPRISES #578, INC.
HAROLD BUTLER ENTERPRISES #586, INC.
HAROLD BUTLER ENTERPRISES #589, INC.
HAROLD BUTLER ENTERPRISES #604, INC.
HAROLD BUTLER ENTERPRISES #607, INC.
HAROLD BUTLER ENTERPRISES #611, INC.
HAROLD BUTLER ENTERPRISES #616, INC.
                                       12

HAROLD BUTLER ENTERPRISES #619, INC.
HAROLD BUTLER ENTERPRISES #626, INC.
HAROLD BUTLER ENTERPRISES #640, INC.
HAROLD BUTLER ENTERPRISES #663, INC.
HAROLD BUTLER ENTERPRISES #667, INC.
HAROLD BUTLER ENTERPRISES #668, INC.
By /s/ ROBERT L. WYNN
   PRESIDENT OR VICE PRESIDENT OF EACH OF THE
    CORPORATIONS LISTED ABOVE
                                       13

HAROLD BUTLER ENTERPRISES #684, INC.
HAROLD BUTLER ENTERPRISES #687, INC.
HAROLD BUTLER ENTERPRISES #693, INC.
HAROLD BUTLER ENTERPRISES #694, INC.
HAROLD BUTLER ENTERPRISES #718, INC.
HAROLD BUTLER ENTERPRISES #739, INC.
DENNY'S RESTAURANTS, INC.
LA MIRADA ENTERPRISES NO. 2, INC.
LA MIRADA ENTERPRISES NO. 5, INC.
LA MIRADA ENTERPRISES NO. 6, INC.
LA MIRADA ENTERPRISES NO. 7, INC.
LA MIRADA ENTERPRISES NO. 8, INC.
LA MIRADA ENTERPRISES NO. 9, INC.
LA MIRADA ENTERPRISES NO. 14, INC.
PORTIONTROL FOODS, INC.
PROFICIENT FOOD COMPANY
By /s/ ROBERT L. WYNN
   PRESIDENT OR VICE PRESIDENT OF EACH OF THE
    CORPORATIONS LISTED ABOVE
TWS 200 CORP.
TWS 300 CORP.
TWS 500 CORP.
TWS 600 CORP.
TWS 700 CORP.
TWS 800 CORP.
WDH SERVICES, INC.
By /s/ ROBERT L. WYNN
   PRESIDENT OR VICE PRESIDENT OF EACH OF THE
    CORPORATIONS LISTED ABOVE
CB DEVELOPMENT #9, LTD.
DENNY'S OF CANADA LTD.
DENNY'S RESTAURANTS OF CANADA, LTD.
By /s/ WILLIAM H. MITCHELL
   TITLE: VICE PRESIDENT
                                       14

                            SPARTAN SUBSIDIARY GROUP
QUINCY'S REALTY, INC.
QUINCY'S RESTAURANTS, INC.
SPARDEE'S RESTAURANTS, INC.
SPARDEE'S REALTY, INC.
SPARTAN FOOD SYSTEMS, INC.
SPARTAN REALTY, INC.
By /s/ KARL H. SEDLARZ
   TREASURER OF EACH OF THE CORPORATIONS LISTED ABOVE
SPARTAN MANAGEMENT, INC.
 /s/ KARL H. SEDLARZ
     TITLE: TREASURER
                             ADDITIONAL GUARANTOR:
AMS HOLDINGS, INC.
By /s/ MICHAEL T. TOKARZ
   TITLE: PRESIDENT OR VICE PRESIDENT
                                       15